EXHIBIT 10.2

FORM OF VOTING AGREEMENT

This VOTING AGREEMENT (the “Agreement”) is made and entered into as of November         , 2004, by and among Quantum Fuel Systems Technologies Worldwide, Inc., a Delaware corporation (“Quantum”), and the undersigned securityholder (the “Securityholder”) of Starcraft Corporation, an Indiana corporation (“Starcraft”). All capitalized terms herein not otherwise defined shall have the meaning ascribed to them in the Merger Agreement (as defined below).

RECITALS

WHEREAS, pursuant to an Agreement and Plan of Merger dated November         , 2004 (the “Merger Agreement”) among Quantum, Quake Sub, Inc. and Starcraft, Quantum will acquire all of the outstanding capital stock of Starcraft, and Starcraft will become a wholly-owned subsidiary of Quantum, as more fully described in the Merger Agreement (the “Transaction”);

WHEREAS, the Securityholder is the beneficial owner of, or exercises control and direction over, the number of issued and outstanding shares of Common Stock of Starcraft as set forth on the signature page hereof (the “Shares”); and

WHEREAS, as a material inducement for Quantum to enter into the Merger Agreement, the Securityholder is willing to (i) in accordance with the terms hereof, not transfer or otherwise dispose of any of such Securityholder’s Shares or New Shares (as defined below), or any and all other shares or securities of Starcraft issued, issuable, exchanged or exchangeable, in respect of any Shares or New Shares (the “Securities”), and (ii) vote such Securityholder’s Securities as set forth herein.

NOW, THEREFORE, in contemplation of the foregoing and in consideration of the mutual agreements, covenants, representations and warranties contained herein and intending to be legally bound hereby, the parties agree as follows:

1.	Agreement to Retain Shares.

1.1	Transfer and Encumbrance. The Securityholder agrees that it will not take or permit any action to, directly or indirectly, (i) transfer, sell, assign, give, pledge, exchange, or otherwise dispose of or encumber the Securities (except as may be specifically required by court order, in which case the Securityholder shall give Quantum prior written notice and any such transferee shall agree to be bound by the terms and conditions of this Agreement) prior to the Expiration Date (as defined below), or to make any offer or agreement relating thereto, at any time prior to the Expiration Date; (ii) deposit any of the Securities into a voting trust or enter into a voting agreement or arrangement with respect to such Securities or grant any proxy or power of attorney with respect thereto, in each case, in a manner that conflicts or may conflict with the Securityholder’s obligations hereunder; or (iii) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect sale, assignment, transfer, exchange or other disposition of or transfer of any interest in or the voting of any of the Securities, in each case, in a manner that conflicts or may conflict with the Securityholder’s obligations hereunder. As used herein, the term “Expiration Date” shall mean the earlier to occur of (i) the Termination Date (as such term is defined in the Merger Agreement), and (ii) the date on which the Merger Agreement is terminated in accordance with its terms (including any extensions to the Merger Agreement, as provided for therein).

1.2	New Shares. The Securityholder agrees that any shares of the capital stock or securities of Starcraft that the Securityholder purchases or with respect to which the Securityholder otherwise acquires beneficial ownership after the date of this Agreement and prior to the Expiration Date (the “New Shares”), and any and all other shares or securities of Starcraft issued, issuable, exchanged or exchangeable in respect of any New Shares, shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.

2.	Agreement to Vote. Prior to the Expiration Date, at every meeting of the shareholders of Starcraft called with respect to any of the following, and at every adjournment thereof, and on every action or approval by written consent of the shareholders of Starcraft with respect to any of the following, the Securityholder agrees to vote the Securities, and, to the full extent legally permitted, cause holders of record of the Securities to vote (and to provide evidence thereof within 10 days prior to the meeting): (i) in favor of approval of the Transaction, the Merger Agreement and the transactions contemplated thereby and any matter that could reasonably be expected to facilitate the Transaction; (ii) in favor of any alternative structure as may be agreed upon by Quantum and Starcraft to effect the Transaction; provided that such alternative structure is on terms in the aggregate no less favorable to the Securityholder than the terms of the Transaction set forth in the Merger Agreement (including, without limitation, with respect to the consideration to be received by the Securityholder); and (iii) against the consummation of any Superior Proposal or any other action, proposal, agreement or transaction (other than the Transaction, Merger Agreement or the transactions contemplated thereby) that in any such case would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Starcraft under the Merger Agreement, which could reasonably result in any of the conditions to Starcraft’s obligations under the Merger Agreement not being fulfilled or which would be inconsistent with the Transaction or any other transaction contemplated by the Merger Agreement. Prior to the Expiration Date, the Securityholder will not enter into any agreement or understanding with any person or entity to vote or give instructions in any manner inconsistent with this Section 2. In addition, prior to the Expiration Date, the Securityholder agrees not to enter into any agreement, discussions or negotiations with any Person other than Quantum or any of its affiliates with respect to an Acquisition Proposal or a potential Acquisition Proposal. This Agreement is intended to bind the Securityholder as a shareholder of Starcraft only with respect to the specific matters set forth herein.

Notwithstanding the foregoing, nothing in this Agreement shall limit or restrict the Securityholder from (a) acting in his or her capacity as a director or officer of Starcraft, to the extent applicable, it being understood that this Agreement shall apply to the Securityholder solely and exclusively in his or her capacity as a shareholder of Starcraft; or (b) voting in his or her sole discretion on any matter other than those matters referred to in this Agreement.

3.	No Opposition. Prior to the Expiration Date, the Securityholder agrees not to take, or cause to be taken, any action in his capacity as a shareholder of Starcraft that would prevent the consummation of the Transaction and the transactions contemplated by the Merger Agreement. Prior to the Expiration Date, the Securityholder agrees to take, or cause to be taken in his capacity as a shareholder of Starcraft, all actions necessary to effect the Transaction and the transactions contemplated by the Merger Agreement.

4.	Conditions to Securityholder’s Obligation. The Securityholder’s obligations under this Agreement are subject to: (i) the absence of any Material Adverse Change in either Quantum or Starcraft; and (ii) the recommendation by Starcraft’s board of directors that Starcraft’s shareholders vote “For” the Merger Agreement and the transactions contemplated thereby.

5.	Representations, Warranties and Covenants of Securityholder. The Securityholder hereby represents and warrants to, and covenants with, Quantum that:

5.1	Ownership. The Securityholder has good and marketable title to, and is the sole legal and beneficial owner of the Shares, in each case free and clear of all Encumbrances. As of the date hereof, the Securityholder does not beneficially own any shares or securities of the capital stock of Starcraft other than such Securityholder’s Shares or shares issuable upon exercise of outstanding options awarded under Starcraft’s stock incentive plans.

5.2	Authorization; Binding Agreement. The Securityholder has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and thereby and has sole voting power and sole power of disposition, with respect to all of the Shares with no restrictions on his voting rights or rights of disposition pertaining thereto. The Securityholder has duly executed and delivered this Agreement and, assuming its due authorization, execution and delivery by Quantum, this Agreement is a legal, valid and binding agreement of the Securityholder, enforceable against the Securityholder in accordance with its terms.

5.3	No Violation. Neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated hereby and thereby will (i) require the Securityholder to file or register with, or obtain any material permit, authorization, consent or approval of, any Governmental Authority; (ii) violate, or cause a breach of or default (or an event which with notice or the lapse of time or both would become a default) under, any contract, agreement or understanding, any Law or any arbitration award binding upon the Securityholder; or (iii) cause the acceleration of any obligation under or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of the Securityholder pursuant to any provision of any indenture, mortgage, lien, lease, agreement, contract, instrument, order, judgment, ordinance, regulation or decree to which the Securityholder is subject or by which the Securityholder or any of the Securityholder’s properties or assets are bound. No proceedings are pending which, if adversely determined, will have a material adverse effect on any ability to vote or dispose of any of the Shares. The Securityholder has not previously assigned or sold any of the Shares to any third party.

5.4	Regulatory Approvals. The Securityholder agrees that, so long as the Securityholder is required to vote the Securities in favor of the Transaction, the Securityholder shall, at Quantum’s or Starcraft’s cost, co-operate with all reasonable requests by Quantum in obtaining all governmental and regulatory approvals required to permit Quantum to complete the Transaction as contemplated in the Merger Agreement.

5.5	Public Disclosure. The Securityholder agrees not to make any public disclosure or announcement of or pertaining to this Agreement, the Transaction, the Merger Agreement or the transactions contemplated thereby nor to disclose that any discussions or negotiations are taking place in connection therewith without the prior written consent of Quantum except as required by law, regulation or stock exchange rule.

6.	Further Assurances. The Securityholder hereby covenants and agrees to execute and deliver, or cause to be executed or delivered, such proxies, consents, waivers and other instruments, and undertake any and all further action, necessary or desirable, in the reasonable opinion of Quantum, to carry out the purpose and intent of this Agreement and to consummate the Transaction under the terms of the Merger Agreement.

7.	Termination. This Agreement shall terminate and shall have no further force or effect as of the Expiration Date; provided that nothing herein shall relieve any party from liability hereof for breaches of this Agreement prior to the Expiration Date.

8.	Miscellaneous.

8.1	Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of this terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. The terms and provisions of this Agreement shall not be construed against the drafter or drafters hereof. All parties hereto agree that the language of this Agreement shall be construed as a whole according to its fair meaning and not strictly for or against any of the parties hereto.

8.2	Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without the prior written consent of the other; provided, however, that Quantum may freely assign its rights to another direct or indirect wholly-owned subsidiary of Quantum without such prior written approval but no such assignment shall relieve Quantum of any of its obligations hereunder. Any purported assignment without such consent shall be void.

8.3	Amendment and Modification. This Agreement may not be modified, amended, altered or supplemented except by the execution and delivery of a written agreement executed by the parties hereto.

8.4	Specific Performance; Injunctive Relief. The parties hereto acknowledge that Quantum will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of the Securityholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Quantum upon such violation, Quantum shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Quantum at law or in equity.

8.5	Notices. All notices that are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be sufficient in all respects if given in writing and delivered by hand, national or international overnight courier service, transmitted by telecopy or mailed by registered or certified mail, postage prepaid (effective when delivered by hand or telecopy, one day after dispatch by overnight courier, and three business days after dispatch by mail), as follows:

(a)	if to Quantum, to:

Quantum Fuel Systems Technologies Worldwide, Inc.

17872 Cartwright Road

Irvine, California 92614

Attention: Chief Executive Officer

Facsimile No.: (949) 474-3086

Telephone No.: (949) 399-4552

with a copy to:

Morrison & Foerster LLP

19900 MacArthur Blvd., Suite 1200

Irvine, California 92612

Attention: Craig S. Mordock

Facsimile No.: (949) 251-7492

Telephone No.: (949) 251-7156

(b)	if to the Securityholder, to the address set forth beneath such Securityholder’s signature below.

8.6	Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the internal laws of the State of Indiana without giving effect to any choice or conflict of law provision, rule or principle (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

8.7	Entire Agreement. This Agreement contains the entire understanding of Quantum and Securityholder the parties in respect of the subject matter hereof, and supersede all prior negotiations and understandings between the parties with respect to such subject matters.

8.8	Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

8.9	Effect of Headings. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

8.10	Jurisdiction. The parties to this Agreement agree that any suit, action or proceeding arising out of, or with respect to, this Agreement, or any judgment entered by any court in respect thereof shall be brought in the courts of Indiana or the applicable U.S. District Court in Indiana as the commencing party may elect, and the Securityholder hereby accepts the exclusive jurisdiction of those courts for the purpose of any suit, action or proceeding. In addition, the Securityholder hereby irrevocably waives, to the fullest extent permitted by law, any objection which the Securityholder may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any judgment entered by any court in respect thereof brought in Indiana or the applicable U.S. District Court in Indiana, as selected by the commencing party, and hereby further irrevocably waives any claim that any suit, action or proceedings brought Indiana or in such District Court has been brought in an inconvenient forum.

8.11	No Limitation on Actions of the Securityholder as Director. Notwithstanding anything to the contrary in this Agreement, in the event the Securityholder is an officer or director of Starcraft, nothing in this Agreement is intended or shall be construed to require the Securityholder, in the Securityholder’s capacity as a officer or director of Starcraft, to act or fail to act in accordance with the Securityholder’s fiduciary duties in such capacity.

8.12	Remedies Not Exclusive. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity will be cumulative and not alternative, and the exercise of any thereof by either party will not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

8.13	Waiver of Jury Trial. EACH PARTY HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OT OF OR RELATED TO THIS AGREEMENT, ANY PROXY OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY.

8.14	Disclosure. The Securityholder hereby authorizes Quantum to publish or disclose in any Quantum reports required to be filed under the Exchange Act or the Securities Act, including, without limitation, any report on Form 8-K or any Schedule 13D, if applicable, and any other applicable Laws, his identity and the nature of his commitments, arrangements and understandings under this Agreement.

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IN WITNESS WHEREOF, the parties have caused this Voting Agreement to be duly executed on the day and year first above written.

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

By:
Title:

SECURITYHOLDER

Signature

Print Name:

Securityholder’s Address for Notice:

Telephone:
Facsimile:

Shares beneficially owned:
shares of Starcraft Common Stock

SIGNATURE PAGE TO VOTING AGREEMENT